Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 16, 2016, in the Registration Statement (Form S-1) and related Prospectus of Senseonics Holdings, Inc. dated March 8, 2016.

/s/ Ernst & Young LLP

McLean, VA

March 8, 2016